Exhibit 5.1

NORTH POINT    •    901 LAKESIDE AVENUE    •    CLEVELAND, OHIO 44114.1190

TELEPHONE: +1.216.586.3939    •    JONESDAY.COM

August 11, 2023

National Fuel Gas Company

6363 Main Street

Williamsville, New York 14221

Re:	Registration Statement on Form S-3 Filed by National Fuel Gas Company

Ladies and Gentlemen:

We have acted as counsel for National Fuel Gas Company, a New Jersey corporation (the “Company”), in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, by the Company of an indeterminate aggregate initial offering price or number of: (i) debt securities of the Company (the “Debt Securities”), in one or more series, certain of which may be convertible into or exchangeable for shares of Common Stock (as defined below); (ii) shares of common stock, par value $1.00 per share (the “Common Stock”), of the Company; (iii) shares of preferred stock, par value $1.00 per share, of the Company (the “Preferred Stock”), in one or more series, certain of which may be convertible into or exchangeable for shares of Common Stock; (iv) depositary shares representing fractional interests in Preferred Stock, in one or more series (the “Depositary Shares”); (v) purchase contracts to purchase shares of Common Stock or other agreements or instruments requiring the Company to sell shares of Common Stock (the “Stock Purchase Contracts”); (vi) units consisting of a Stock Purchase Contract and either debt securities of the Company or U.S. Treasury securities that are pledged to secure the holders’ obligations to purchase the Common Stock under the Stock Purchase Contract (the “Stock Purchase Units”); and (vii) units consisting of one or more of the securities described in clauses (i) through (vi) above (the “Units”), in each case as contemplated by the Company’s Registration Statement on Form S-3 to which this opinion is filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Stock Purchase Contracts, Stock Purchase Units and Units are collectively referred to herein as the “Securities” and each, a “Security.” The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”). The Debt Securities are to be issued under the Indenture, dated as of October 1, 1999 (as supplemented from time to time, the “Indenture”), between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”).

AMSTERDAM    •    ATLANTA    •    BEIJING     •    BOSTON    •    BRISBANE    •    BRUSSELS    •    CHICAGO     •    CLEVELAND    •    COLUMBUS    •    DALLAS

DETROIT    •    DUBAI    •    DÜSSELDORF     •    FRANKFURT    •    HONG KONG    •    HOUSTON    •     IRVINE    •    LONDON    •    LOS ANGELES    •    MADRID

MELBOURNE    •    MEXICO CITY    •    MIAMI     •    MILAN    •    MINNEAPOLIS    •    MUNICH    •    NEW YORK     •    PARIS    •    PERTH    •    PITTSBURGH

SAN DIEGO    •    SAN FRANCISCO    •     SÃO PAULO    •    SHANGHAI    •    SILICON VALLEY    •    SINGAPORE     •    SYDNEY    •    TAIPEI    •    TOKYO    •    WASHINGTON

August 11, 2023

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.

The Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee or subcommittee thereof) may determine, will constitute valid and binding obligations of the Company.

2.

Upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee or subcommittee thereof) may determine, the depositary receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the deposit agreement pursuant to which they are issued.

3.

The Stock Purchase Contracts, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee or subcommittee thereof) may determine, will constitute valid and binding obligations of the Company.

4.

The Stock Purchase Units, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee or subcommittee thereof) may determine, will constitute valid and binding obligations of the Company.

5.

The Units, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee or subcommittee thereof) may determine, will constitute valid and binding obligations of the Company.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee or subcommittee thereof) and, as applicable, the Company’s Restated Certificate of Incorporation, dated September 21, 1998, Certificate of Amendment of Restated Certificate of Incorporation, dated March 14, 2005, and Certificate of Amendment of Restated Certificate of Incorporation, dated March 15, 2021 (collectively, the “Certificate of Incorporation”), and applicable law; (iv) the Company will issue and deliver the applicable Securities in the manner contemplated by the Registration Statement; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Company’s Board of Directors (or an authorized committee or subcommittee thereof) and will be in full force and effect at all

August 11, 2023

times at which the Securities are offered or sold by the Company; (vi) all Securities will be issued in compliance with applicable federal and state securities laws; and (vii) the Indenture and any Deposit Agreement, Stock Purchase Contract Agreement, Stock Purchase Unit Agreement or Unit Agreement (each defined below) will be governed by and construed in accordance with the laws of the State of New York, and will constitute a valid and binding obligation of each party thereto other than the Company.

With respect to any Securities consisting of any series of Debt Securities, we have further assumed that: (i) such Debt Securities will have been issued pursuant to the Indenture; (ii) all terms of such Debt Securities not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the Trustee; and (iii) such Debt Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.

With respect to any Securities consisting of Depositary Shares, we have further assumed that: (i) the deposit agreement, approved by us, relating to such Depositary Shares (the “Deposit Agreement”) to be entered into between the Company and an entity selected by the Company to act as depository (the “Depositary”) will have been authorized, executed and delivered by the Company and the Depositary; (ii) such Depositary Shares will be authorized, executed and delivered by the Company and the Depositary in accordance with the provisions of the Deposit Agreement; and (iii) the shares of Preferred Stock to be represented by such Depositary Shares will be authorized, validly issued, fully paid and nonassessable as contemplated by the Registration Statement and the Deposit Agreement.

With respect to any Securities consisting of Stock Purchase Contracts, we have further assumed that: (i) the purchase contract agreement, approved by us, relating to such Stock Purchase Contracts (the “Stock Purchase Contract Agreement”) to be entered into between the Company and an entity selected by the Company to act as the purchase contract agent (the “Stock Purchase Contract Agent”) will have been authorized, executed and delivered by the Company and the Stock Purchase Contract Agent; (ii) such Stock Purchase Contracts will be authorized, executed and delivered by the Company and the Stock Purchase Contract Agent in accordance with the provisions of the Stock Purchase Contract Agreement; and (iii) the shares of Common Stock underlying such Stock Purchase Contracts will be authorized, validly issued, fully paid and nonassessable as contemplated by the Registration Statement and the Stock Purchase Contract Agreement.

With respect to any Securities consisting of Stock Purchase Units, we have further assumed that: (i) the stock purchase unit agreement, approved by us, relating to such Stock Purchase Units (the “Stock Purchase Unit Agreement”) to be entered into between the Company and an entity selected by the Company to act as the purchase unit agent thereunder (the “Stock Purchase Unit Agent”) will have been authorized, executed and delivered by the Company and

August 11, 2023

the Stock Purchase Unit Agent; (ii) such Stock Purchase Units will be authorized, executed and delivered by the Company and the Stock Purchase Unit Agent in accordance with the provisions of the Stock Purchase Unit Agreement; and (iii) each component of such Stock Purchase Unit will be authorized, validly issued, fully paid and nonassessable (to the extent applicable) and will constitute a valid and binding obligation of the Company or any third party (to the extent applicable) as contemplated by the Registration Statement and the applicable Stock Purchase Unit Agreement, if any.

With respect to any Securities consisting of Units, we have further assumed that each component of such Unit will be authorized, validly issued, fully paid and nonassessable (to the extent applicable) as contemplated by the Registration Statement and the applicable Unit agreement (the “Unit Agreement”), if any.

For purposes of the opinions expressed herein, we have further assumed that: (i) the Company is, and will be at the time of issuance of any Securities, a corporation existing and in good standing under the laws of the State of New Jersey, (ii) the Securities will have been (A) authorized by all necessary corporate action of the Company and (B) executed and delivered by the Company under the laws of the State of New Jersey and (iii) the execution, delivery, performance and compliance with the terms and provisions of the Securities by the Company will not violate or conflict with the laws of the State of New Jersey, the terms and provisions of the Certificate of Incorporation or By-Laws of the Company, as amended and restated, or any rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to the Company under the State of New Jersey.

The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinions expressed herein are limited to the laws of the State of New York, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, /s/ Jones Day